UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2023

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2023 (the “A&R Effective Date”), Archrock, Inc. (“we” or “us”), Archrock Partners Operating LLC and Archrock Services, L.P. (“ASLP” and, together with Archrock Partners Operating LLC, the “Borrowers” and each, a “Borrower”), and certain of our subsidiaries entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and certain financial institutions as lenders. The A&R Credit Agreement amended and restated the Credit Agreement, dated as of March 30, 2017, among us, the Borrowers, certain of our subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions as lenders, as amended.

The A&R Credit Agreement provides for an asset-based revolving credit facility to be made available to the Borrowers in an aggregate principal amount of $750 million (such credit facility, the “Credit Facility”). The Credit Facility will mature on May 16, 2028, except that (i) if, as of December 2, 2026, any portion of our existing Senior Notes due April 2027 are outstanding on such date, then the Credit Facility will instead mature on December 2, 2026 and (ii) if, as of December 3, 2027, any portion of our existing Senior Notes due April 2028 are outstanding on such date, then the Credit Facility will instead mature on December 3, 2027. The Borrowers’ obligations under the Credit Facility are guaranteed by us and all of our Significant Domestic Subsidiaries (as defined in the A&R Credit Agreement). In addition, the Borrowers’ obligations under the Credit Facility are secured by (1) substantially all our assets and substantially all of the assets of the Borrowers and our Significant Domestic Subsidiaries located in the United States, excluding real property and other customary exclusions, and (2) all of the equity interests of our U.S. restricted subsidiaries (subject to customary exceptions).

The Borrowers have the ability to request the issuance of letters of credit under the Credit Facility in an aggregate amount of up to $50 million. The Borrowers also have the ability to borrow swingline loans under the Credit Facility in an aggregate principal amount of up to $75 million. Subject to certain conditions enumerated in the A&R Credit Agreement, at the Borrowers’ request and with the consent of the participating lenders, the total revolving commitments under the Credit Facility may be increased from time to time by an aggregate additional amount of up to $750 million.

The borrowing base under the Credit Facility is equal to the sum of (a) 85% of eligible accounts receivable of the Borrowers and each of the subsidiaries of ASLP that are subsidiary guarantors (the Borrowers and such subsidiary guarantors, collectively, the “Borrowing Base Parties”), plus (b) the product of 85% multiplied by the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrowing Base Parties’ eligible inventory (valued at the lower of cost or net realizable value), plus (c) the lesser of (i) 95% of the net book value of the Borrowing Base Parties’ eligible compression units (other than new compression units), with depreciation calculated in accordance with GAAP as in effect on the closing date of the A&R Credit Agreement, and (ii) the product of 80% multiplied by the net orderly liquidation value percentage identified in the most recent appraisal ordered by the Administrative Agent multiplied by the net book value of the Borrowing Base Parties’ eligible compression units (other than new compression units), with depreciation calculated in accordance with GAAP as in effect on the closing date of the A&R Credit Agreement, plus (d) 80% of the net book value of the Borrowing Base Parties’ eligible new compression units (with depreciation calculated in accordance with GAAP as in effect on the closing date of the A&R Credit Agreement), less (e) reserves established by the Administrative Agent in its permitted discretion pursuant to the terms of the A&R Credit Agreement. Our ability to borrow loans or obtain letters of credit under the Credit Facility is subject to there being sufficient availability under the Credit Facility, which is calculated as (a) the lesser of (i) the total revolving commitments under the Credit Facility and (ii) the borrowing base at such time, minus (b) the aggregate outstanding principal amount of all loans and the aggregate outstanding amount of all letters of credit under the Credit Facility at such time.

Borrowings under the Credit Facility will bear interest at a per annum interest rate equal to, at the Borrowers’ option, either the Alternate Base Rate or Term SOFR plus, in each case, the applicable margin. “Adjusted Term SOFR” means generally Term SOFR for a one-month, three-month or six-month interest period plus 0.10%. “Alternate Base Rate” means the greatest of (a) the prime rate, (b) the federal funds effective rate plus 0.50% and (c) one-month Adjusted Term SOFR plus 1.00%. The applicable margin for borrowings varies (i) in the case of Term SOFR loans, from 2.00% to 2.75% per annum and (ii) in the case of Base Rate loans, from 1.00% to 1.75% per annum, and will be determined based on a total leverage ratio pricing grid. In addition, the Borrowers are required to pay commitment fees based on the daily unused amount of the Credit Facility in an amount per annum equal to an applicable percentage which ranges from 0.25% to 0.375% and is determined based on the percentage of the Credit Facility utilized by the Borrowers. Amounts borrowed and repaid under the Credit Facility may be re-borrowed, subject to borrowing base availability.

The A&R Credit Agreement contains various covenants with which we, the Borrowers and our respective restricted subsidiaries must comply, including, but not limited to, limitations on the incurrence of indebtedness, investments, liens on assets, repurchasing equity and making distributions, repaying indebtedness, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. We must also maintain, on a consolidated basis, as of the last day of each period of four consecutive fiscal quarters (a) a Total Leverage Ratio (as defined in the A&R Credit Agreement) of not greater than 5.50:1.00 through the third fiscal quarter of 2023 and 5.25:1.00 thereafter (except that the Total Leverage Ratio for any fiscal quarter ending after the third fiscal quarter of 2023 during which a Specified Acquisition (as defined in the A&R Credit Agreement) occurs and the following two fiscal quarters shall instead not be greater than 5.50:1.00), (b) an Interest Coverage Ratio (as defined in the A&R Credit Agreement) of not less than 2.50:1.00 and (c) a Senior Secured Leverage Ratio (as defined in the A&R Credit Agreement) of not greater than 3.00:1.00. The A&R Credit Agreement also contains various customary representations and warranties, affirmative covenants and events of default.

The Borrowers may use proceeds of the loans made under the Credit Facility to pay fees and expenses in connection with the A&R Credit Agreement, to finance working capital needs, for general company purposes and for any other purpose not prohibited by the terms of the A&R Credit Agreement.

The foregoing summary of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the A&R Credit Agreement contained in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

The A&R Credit Agreement has been filed to provide investors with information regarding its terms. The agreement is not intended to provide any other information about us or our business or operations. In particular, the representations, warranties, and covenants contained in the agreement were made only for purposes of such agreement and, in certain circumstances, as of specific dates, and were solely for the benefit of the parties to the agreement. The assertions embodied in any representations, warranties, and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibits. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties, and covenants in the agreement may have been used for the purpose of allocating risk between parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about us or our business or operations on the date hereof.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of May 16, 2023, by and among Archrock, Inc., Archrock Partners Operating LLC, Archrock Services, L.P., the other Loan Parties thereto, the Lenders thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

May 17, 2023

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